Exhibit 5.1

GS

Goldfarb Seligman

Law Offices | Established 1930

TEL AVIV	ZURICH	WWW.GOLDFARB.COM
Ampa Tower, 98 Yigal Alon St.	14 Mittelstrasse
Tel Aviv 6789141, Israel	Zurich 8008, Switzerland
Tel +972 (3) 608-9999	Tel +41 (44) 818 08 00
Fax +972 (3) 608-9909	Fax +41 (44) 818 08 01
INFO@GOLDFARB.COM	ZURICH@GOLDFARB.COM

July 7, 2020

ReWalk Robotics Ltd.
3 Hatnufa Street, Floor 6
Yokneam Ilit 2069203
Israel

Ladies and Gentlemen:

We have acted as Israeli counsel to ReWalk Robotics Ltd., an Israeli company (the “Company”), in connection with the public offering (the “Offering”) by the Company on a registration statement on Form S-1 (as amended, the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), covering the resale by selling shareholders named in the Registration Statement (the “Selling Shareholders”) of ordinary shares, par value NIS 0.25 per share, of the Company (the “Ordinary Shares”), issuable upon the exercise of certain warrants to purchase Ordinary Shares (the “Warrants”) held by such Selling Shareholders (including Ordinary Shares that may be issued to such Selling Shareholders in lieu of fractional shares).

This opinion is being furnished in connection with the requirements of Items 601(b)(5) and (b)(23) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the prospectus that is a part of the Registration Statement, other than as expressly stated herein with respect to the issuance of the Ordinary Shares.

In connection with this opinion, we have examined and relied without investigation as to matters of fact upon the Registration Statement and exhibits thereto, the prospectus that is a part of the Registration Statement, resolutions of the board of directors of the Company (such resolutions, the “Resolutions”) that relate to the Registration Statement and other actions to be taken in connection with the Offering, such originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates and statements of public officials and officers and representatives of the Company, and instruments as we have deemed necessary or appropriate to enable us to render the opinions expressed herein. We have assumed the genuineness of all signatures on all documents examined by us, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals, the conformity with authentic original documents of all documents submitted to us as copies and the authenticity of the originals of such copies. We have also assumed that until such time as the Ordinary Shares are issued, the Resolutions will not be rescinded, cancelled, amended or modified in any way.

Based upon the foregoing, in reliance thereon and subject to the assumptions, comments, qualifications, limitations and exceptions stated herein, we are of the opinion that the Ordinary Shares to be sold by the Selling Shareholders have been duly authorized and, when issued upon exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

We are members of the Israel Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of Israel.

The opinion set forth in this letter is effective as of the date hereof. We do not undertake to advise you of any changes in our opinion expressed herein resulting from matters that may arise after the date of this letter or that hereafter may be brought to our attention. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the references to this firm in the sections entitled “Legal Matters” and “Enforceability of Civil Liabilities” in the Registration Statement and in the prospectus that forms a part thereof. This consent is not to be construed as an admission that we are a party whose consent is required to be filed as part of the Registration Statement under the provisions of the Act. We express no opinion other than as herein expressly set forth, and no opinion may be inferred or implied beyond that expressly stated herein.

Very truly yours,
/s/ Goldfarb Seligman & Co.
Goldfarb Seligman & Co.